UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 15, 2015

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Roberts Realty Investors, Inc. (the “Company”) conducts business through Roberts Properties Residential, L.P., its operating partnership. On January 15, 2015, the operating partnership renewed and paid down its $5,500,000 North Springs land loan with North Springs Financial, LLC by $550,000, which reduced the outstanding principal balance of the loan to $4,950,000. The Company expects to repay the remaining principal balance of the loan at the closing contemplated in the stock purchase agreement dated November 19, 2014 among the Company, the operating partnership and A-III Investment Partners LLC (“A-III”), a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, which is controlled by Island Capital Group LLC. As previously announced, the Company’s board of directors has unanimously approved the stock purchase agreement and related matters, which will be voted on at a special meeting of the Company’s shareholders to be held on January 22, 2015.

The maturity date of the $4,950,000 loan was extended to April 17, 2015, and the loan continues to require monthly interest only payments at an interest rate of 13% per annum. Upon the renewal, we paid a 1.0% extension fee and increased the interest reserve by $160,875 to fund the monthly interest only payments during the extension term. The loan is secured by our North Springs rail station property. The loan documents contain customary representations, covenants, and default provisions, and the loan continues to be guaranteed by both the Company and the operating partnership. Upon repayment of the loan, we will pay the lender a 1% repayment fee and receive the return of the unused portion of the interest reserve.

The above description of the material terms of the North Springs loan is qualified in its entirety by reference to the full text of the First Modification Agreement of Note and Security Deed, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements relate to our intent, belief, or expectations regarding, the closing of the stock purchase agreement, the timing of such closing, and the repayment of the loan described above at such closing. These statements involve risks and uncertainties that include: whether the satisfaction of the conditions to closing will occur, including obtaining the requisite approval of our shareholders; and the timing of the closing of the transaction. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our definitive proxy statement filed with the SEC on December 23, 2014 for the special meeting of shareholders to be held on January 22, 2015.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the approval of the proposed issuance of securities to A-III by the Company and related matters, and the proposed amendment to the Company’s articles of incorporation. The Company has filed a definitive proxy statement with the SEC and mailed the definitive proxy statement to its shareholders. Shareholders of the Company are strongly advised to read all relevant documents filed with the SEC, including the Company’s definitive proxy statement because these documents contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, the Company will also provide copies of these documents for free to investors who direct their requests to Roberts Realty Investors, Inc., c/o Secretary, 375 Northridge Road, Suite 330, Atlanta, Georgia 30350.

Participants in Solicitation

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposals. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 6, 2014. Investors may obtain additional information regarding the interest of certain of those participants by reading the definitive proxy statement filed with the SEC on December 23, 2014.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Exhibit

10.1	First Modification Agreement of Note and Security Deed dated January 15, 2015 by and between Roberts Properties Residential, L.P. and North Springs Financial, LLC (North Springs).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: January 20, 2015	By:	/s/ Anthony W. Shurtz
Anthony W. Shurtz
Chief Financial Officer

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